                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement") dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), Ameritas Life Insurance Corp., a Nebraska life insurance company ("LIFE COMPANY") on behalf of itself and its Separate Accounts, and Ameritas Investment Corp. ("UNDERWRITER"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A is deleted in its entirety and replaced with Schedule A on the following page.

The effective date of this Amendment is November 3, 2008.

All other provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative.

AMERITAS LIFE INSURANCE CORP.


By: /s/ Robert C. Barth
    ---------------------------------
Name: Robert C. Barth
Title: Sr. Vice President


AMERITAS INVESTMENT CORP.


By: /s/ Chery C. Heilman
    ---------------------------------
Name: Cheryl C. Heilman
Title: Vice President


AIM VARIABLE INSURANCE FUNDS


By: /s/ John M. Zerr
    ---------------------------------
Name: John M. Zerr
Title: Senior Vice President


INVESCO AIM DISTRIBUTORS, INC.


By: /s/ John S. Cooper
    ---------------------------------
Name: John S. Cooper
Title: President

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                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Dynamics Fund - Series I shares
AIM V.I. International Growth Fund - Series I shares
AIM V.I. Leisure Fund - Series I shares

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Ameritas Life Insurance Corp. Separate Account LLVL
Ameritas Life Insurance Corp. Separate Account LLVA

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     Ameritas Life Insurance Corp. Separate Account LLVL

          -    4055 - Ameritas Low-Load Variable Universal Life

          -    6065 - Ameritas Low-Load Survivorship Variable Universal Life

          -    4051 - Ameritas Advisor VUL

     Ameritas Life Insurance Corp. Separate Account LLVA

          -    4080 - Ameritas No-Load Variable Annuity

          -    6150 - Ameritas No-Load Variable Annuity


                                       A-1